Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 29, 2011, Computer Sciences Corporation (“CSC” or the “Company”) completed the acquisition of iSOFT Group Limited (“iSOFT”) through the execution of a Scheme Implementation Agreement (“SIA”). The unaudited condensed combined financial information set forth below reflects the acquisition of iSOFT by CSC by the application of pro forma adjustments to the historical financial statements of the Company as required by Rule 3-05(b) and Article 11 of Regulation S-X.  Per the requirements, the periods presented consist of an unaudited pro forma condensed combined balance sheet as of April 1, 2011, and an unaudited pro forma condensed combined statement of operations for the fiscal year ended April 1, 2011.  As iSOFT’s fiscal year ended June 30, 2011 does not differ by more than 93 days from CSC’s fiscal year ended April 1, 2011, the Securities and Exchange Commission rules allow a combined presentation of these reporting periods for the purpose of pro forma financial information. Accordingly, in preparing the unaudited pro forma condensed combined financial information we have presented:

•                  an unaudited pro forma condensed combined balance sheet that combines (i) the historical consolidated balance sheet of CSC as of April 1, 2011 and the historical consolidated balance sheet of iSOFT as of June 30, 2011, reflecting the acquisition as if it had been consummated on April 1, 2011 and;

•                  an unaudited pro forma condensed combined statement of operations that combines the historical consolidated statement of operations of CSC for the fiscal year ended April 1, 2011 and the historical income statement of iSOFT for the fiscal year ended June 30, 2011 reflecting the acquisition as if it had been consummated on April 3, 2010.

In management’s opinion, the unaudited pro forma condensed combined financial statements reflect adjustments that are both necessary to present fairly the unaudited pro forma condensed combined statement of operations and the unaudited combined financial position of our business as of and for the period indicated and are reasonable given the information currently available.  Pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. Material non recurring profits and losses that result directly from the acquisition have not been included in the unaudited pro forma combined statement of operations.

The historical financial information of iSOFT has been extracted from the historical financial statements of iSOFT, included as an Exhibit to this form 8-K/A, which were prepared in accordance with  Australian Accounting Standards and Interpretations adopted by the Australian Accounting Standards Board (“AASB’s”) that comply with International Financial Reporting Standards and Interpretations adopted by the International Accounting Standards Board  (“IFRS”) which is a method of accounting different from accounting principles generally accepted in the United States of America (“US GAAP”).  Unaudited pro forma adjustments have been made to present the iSOFT AASB information under U.S. GAAP.  The basis for these adjustments is explained in the notes to the unaudited pro forma condensed combined financial statements.

iSOFT’s historical statement of operations was translated from Australian dollars (“AUD”) into U.S. dollars (“USD”) using the average foreign exchange rate prevailing during the period. iSOFT’s balance sheet as of June 30, 2011 was translated from Australian dollars into U.S. dollars using the foreign exchange rate at June 30, 2011.

The unaudited pro forma condensed combined financial statements were prepared to reflect the acquisition, which is accounted for as a purchase business combination. The unaudited pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets and liabilities acquired.  As a result, the actual adjustments, when finalized, may differ materially from those presented in the unaudited pro forma financial statements. There can be no assurance that a change in unaudited pro forma adjustments of the purchase price for the acquisition will not result in material changes to the information presented.

The financial information for CSC has been extracted without adjustment from its  historical audited consolidated balance sheet and statement of operations as of and for the fiscal year ended April 1, 2011 contained in the Company’s 2011 Annual Report on Form 10-K.

The unaudited pro forma condensed combined financial statements are for illustrative and informational purposes only and are not intended to represent what our results from operations or financial position would have been had the transaction been completed at the dates indicated.  It may be necessary to further reclassify iSOFT’s consolidated financial statements to conform to those classifications that are determined by the combined company to be most appropriate.  The unaudited pro forma condensed combined financial statements should not be considered indicative of our future results of operations or financial position.

This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, CSC’s historical financial statements and accompanying notes in its Annual Report on Form 10-K for the fiscal year ended April 1, 2011 and iSOFT’s historical financial statements and the accompanying notes that are included as an Exhibit in this Current Report on Form 8-K/A.

COMPUTER SCIENCES CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of April 1, 2011

($ in millions, except share data)

	Historical
	April 1, 2011	June 30, 2011	Pro-forma		Pro Forma
	CSC	iSOFT	Adjustments		Combined
ASSETS
Current Assets
Cash and cash equivalents	$1,837	$37	$(200)	A	$1,389
			(285)	B
Receivables, net of allowance for doubtful accounts	3,719	148	(26)	C	3,841
Prepaid expenses and other current assets	2,001	26	—		2,027
Total Current Assets	7,557	211	(511)		7,257

Property and equipment, net of accumulated depreciation	2,496	20	—		2,516
Outsourcing contract costs, net of accumulated amortization	647	—	—		647
Software, net of accumulated amortization	562	34	73	D	669
Goodwill	4,038	134	117	E	4,289
Other intangible assets	—	182	(68)	D	114
Other assets	820	40			860
Total intangible and other assets	8,563	410	122		9,095

Total Assets	$16,120	$621	$(389)		$16,352

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt and current maturities of long-term debt	$170	$280	$(280)	B	$170
Accounts payable	517	12	(5)	C	524
Accrued payroll and related costs	817	23	—		840
Other accrued expenses	1,291	33	10	J	1,334
Deferred revenue	987	60	(6)	G	1,041
Income taxes payable and deferred income taxes	396	17			413
Total current liabilities	4,178	425	(281)		4,322

Long-term debt, net of current maturities	2,409	—	—		2,409
Income tax liabilities and deferred income taxes	511	54	16	H	581
Other long-term liabilities	1,462	25	3	F	1,490
Commitments and contingencies	—	—	—		—

Stockholders equity
Preferred stock, par value $1 per share; authorized 1,000,000 shares, none issued	—	—	—		—
Common stock, par value $1 per share; authorized 750,000,000 shares, issued 162,873,485	163	792	(792)	I	163
Additional paid-in capital	2,120	—	—		2,120
Retained earnings	6,296	(675)	675	I	6,286
			(10)	J
Accumulated other comprehensive loss	(690)	—	—		(690)
Less common stock in treasury, at cost	(385)	—	—		(385)
Total CSC stockholders' equity	7,504	117	(127)		7,494

Noncontrolling interest in subsidiaries	56	—	—		56

Total Equity	7,560	117	(127)		7,550

Total Liabilities and Equity	$16,120	$621	$(389)		$16,352

See accompanying notes to unaudited pro forma condensed combined financial statements.

COMPUTER SCIENCES CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the fiscal year ended April 1, 2011

($ in millions, except per share data)

	Historical
	Fiscal year Ended
	April 1, 2011	June 30, 2011	Pro-forma		Pro Forma
	CSC	iSOFT	Adjustments		Combined

Revenues	$16,042	$339	$(86)	K	$16,246
			(49)	L

Costs of services (excludes depreciation and amortization)	12,925	190	(20)	K	13,066
			(29)	L
Selling, general and administrative	965	143	—		1,108
Depreciation and amortization	1,073	30	6	M	1,109
Goodwill and intangible impairment	—	68	(15)	O	53
Interest expense	168	66	(58)	N	176
Interest income	(37)	(2)	—		(39)
Other (income) expense	(20)	—	—		(20)
Total costs and expenses	15,074	495	(116)		15,453

Income (loss) from continuing operations before taxes	968	(156)	(19)		793

Taxes on income	243	—	—	P	243
Income from continuing operations	$725	$(156)	$(19)		$550

Earnings per common share:
Basic:
Continuing operations	$4.57				$3.57

Diluted:
Continuing operations	$4.51				$3.52

See accompanying notes to unaudited pro forma condensed combined financial statements.

COMPUTER SCIENCES CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.               Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Computer Sciences Corporation (“CSC”) and iSOFT Group Limited (“iSOFT”), after giving effect to the acquisition of iSOFT as if it occurred on April 3, 2010 for the unaudited pro forma condensed combined statement of operations, and April 1, 2011 for the unaudited pro forma condensed combined balance sheet. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the transaction; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results and excluding nonrecurring charges directly attributable to the transaction.

The financial information of iSOFT was prepared in accordance with Australian Accounting Standards and Interpretations adopted by the Australian Accounting Standards Board (“AASB’s”) that comply with International Financial Reporting Standards and Interpretations adopted by the International Accounting Standards Board (“IFRS”) and in Australian dollars.

Adjustments have been made to the iSOFT information to present it in conformity with accounting principles generally accepted in the United States of America and in US dollars. The basis for these adjustments is explained in the notes to the unaudited pro forma condensed combined financial statements. The AUD amounts have been translated to USD amounts using the following exchange rates:

		AUD/USD
Year-ended June 30, 2011	Monthly Average Spot Rate	0.98858
June 30, 2011	Period End Rate	1.05410

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon a purchase price consisting of cash of $200 million. The allocation of the estimated consideration to assets and liabilities assumed based on their estimated fair values as of June 30, 2011 is summarized below:

$ in millions
Tangible assets:
Cash and cash equivalents	$37
Other current assets (excluding items specifically identified)	148
Non-current assets (excluding items specifically identified)	40
Property and equipment	20
Identifiable intangible assets:
Customer Relationships	111
Exisiting Technology	107
Tradenames/ Trademarks	3

Liabilities:
Current liabilities (excluding items specifically identified)	(80)
Deferred revenue	(54)
Non-current liabilities	(98)
Long-term debt	(285)
Total identifiable net assets acquired	(51)
Goodwill	251

Total purchase price	$200

2.               Reclassifications

Certain iSOFT balances were reclassified so their presentation would be consistent with CSC’s financial statement presentation. The most significant reclassification was in relation to the classification of expenses summarized below:

	(in millions)
	(in AUD)	(in USD)
As presented by iSOFT:
Expenses excluding finance costs, depreciation, amortization and impairment	$338	$333

In conformance with CSC's financial statement presentation:
Cost of services	193	190
Selling, general, and administrative	145	143

3.               Pro forma adjustments — Balance Sheet

A.           To reflect the cash consideration paid by CSC totaling $200 million for the outstanding common shares of iSOFT.

B.             To reflect the cash settlement paid by CSC for the extinguishment of all iSOFT debt, convertible notes and warrants.  Included in this amount is a $5 million fair value adjustment to increase the debt to its June 30, 2011 fair value.  At July 29, 2011 total debt acquired was $318 million, of which $298 million was paid off immediately in conjunction with the acquisition.

C.             To reduce iSOFT’s receivable of $26 million relating to services provided to CSC by iSOFT prior to the Acquisition, and to eliminate a payable of $5 million on CSC’s books that was payable to iSOFT.  The remaining $21 million relates to a receivable recorded by iSOFT under a subcontract with CSC. CSC did not consider it a liability due to ongoing contract negotiations with the end customer. Based on the nature of the item, the adjustment to eliminate this accounts receivable balance has been recognized in goodwill in conjunction with the acquisition accounting.

D.            To eliminate historical intangible assets of $216 million recorded by iSOFT and record the preliminary estimate of the intangibles assets at fair value on the date of acquisition of $221 million (customer relationships of $111 million, existing technology of $107 million and iSOFT tradename of $3 million).

E.              To eliminate iSOFT’s historical goodwill of $134 million and record preliminary goodwill of $251 million created from the acquisition of iSOFT, goodwill being the difference in fair value of consideration paid and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

F.              To reflect a preliminary increase in the land, buildings, and leasehold improvements liability of $3 million related to unfavorable lease contracts.

G.             To adjust deferred revenue to the preliminary estimated fair value of $54 million based on the remaining future service obligation.

H.            To reflect the estimated impact to deferred taxes on the allocation of purchase price to acquired assets and liabilities. These estimates are based on an estimated prospective blended statutory rate of approximately 30% and could change based on the applicable tax rates and finalization of the combined company’s tax position.

I.                 To eliminate the historical equity and deficit accounts of iSOFT.

J.                To record accrued expenses of $9 million of transaction costs incurred by CSC in conjunction with CSC’s acquisition of all outstanding shares of iSOFT and $1 million for stay bonuses for 9 key executives of iSOFT.  This one time charge has not been presented as a pro forma adjustment in the unaudited condensed combined statement of operations.

4.               Pro-Forma Adjustments — Statement of Operations

K.            To reduce revenue by $86 million and related costs of $20 million for differences in accounting for revenue under US GAAP and IFRS related to software and other deliverables in multiple element arrangements that were determined not to have vendor specific objective evidence (“VSOE”) for undelivered elements of the arrangements as well as the impact of revaluing deferred revenue at the beginning of the period presented.

L.              To eliminate intercompany revenues of $49 million and related costs of sales of $29 million for the fiscal year ended April 1, 2011 as if the acquisition occurred as of the beginning of the fiscal year.  These transactions relate to services iSOFT performed on behalf of CSC as part of a subcontracting agreement.

M.         To reflect $6 million of additional amortization expense related to the estimated fair value of acquired intangible assets totaling $221 million less amortization on previous intangibles which have been eliminated. Amortization expense is calculated utilizing the straight line method and is expensed over a period ranging from 1 to 13 years (expected useful lives). The recorded intangible assets consisted of trade names, customer relationships, and technology.

	Estimated Fair Value	Estimated Useful Life	Amortization Expense
Customer Relationships	$111	10 - 13 years	$10
Existing Technology	107	5-11 years	14
Tradenames/ Trademarks	3	1 year	4

	$221		$28

N.            To eliminate interest expense of $58 million to give effect to CSC’s payment of all outstanding iSOFT debt and convertible notes as part of the acquisition.

O.            To reflect a difference between IFRS and U.S. GAAP impairment models for goodwill and long lived assets. This difference in accounting treatment results in a $1 million increase in goodwill impairment and a $16 million reduction in software impairment.

P.              The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had CSC and iSOFT filed consolidated income tax returns during the period presented.  iSOFT received no benefit from its losses for tax purposes historically, as such, no adjustment was recorded in the pro forma adjustments.